Dartmouth College
Technology Transfer Office
11 Rope Ferry Road, #6210
Hanover, NH 03755-1404

TELEPHONE: (603) 646-3027
FAX: (603) 646-3670
EMAIL: *technology.transfer@dartmouth.edu*

Via Certified Mail
Return Receipt Requested

January 20, 2011

Amit S. Dang
President & CEO
Phytomedical Technologies
100 Overlook Drive, 2nd Floor
Princeton, NJ 08540

RE: Termination of PhytoMedical Technologies – Dartmouth Exclusive License Agreement dated September 1, 2008

Dear Mr. Dang:

Per Section 9.02 of the Agreement referenced above, Dartmouth is hereby notifying PhytoMedical that it is terminating the License for a breach under Section 5.01(e).

Sincerely,

Alla Kan, Director

CC: Glennis Gold, Assistant Director